      As filed with the Securities and Exchange Commission on March 11, 1999
                                                   Registration No. 333-________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                          MICROTEL INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)
           Delaware                                      77-0226211
-------------------------------               ---------------------------------
(State or other Jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)
                            4290 East Brickell Street
                            Ontario, California 91761
                    (Address of principal executive offices)

                              INDIVIDUAL PLANS WITH
                     PAUL HICKEY; NEIL SUSSMAN; SEAN KENLON;
                         EUGENIA VALDES AND HARRY KOUPAS
                            (Full Title of the Plan)

                                CARMINE T. OLIVA
                      President and Chief Executive Officer
                          MicroTel International, Inc.
                            4290 East Brickell Street
                            Ontario, California 91761
                     (Name and address of agent for service)

                                 (909) 456-4321
          (Telephone number, including area code, of agent for service)
                             ----------------------
                                    COPY TO:
                            THOMAS P. GALLAGHER, ESQ.
                           Gallagher, Briody & Butler
                               212 Carnegie Center
                                    Suite 402
                           Princeton, New Jersey 08540
                                 (609) 452-6000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum     Proposed maximum
     Title of securities             Amount to be       offering price     aggregate offering      Amount of
       to be registered               registered         per share(1)             price        registration fee
----------------------------------------------------------------------------------------------------------------
         Common Stock,                785,000 Shares          $0.50                   $392,500      $109.12
  par value $.0033 per share
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low price of shares of Common Stock on March 8, 1999, as reported on the NASDAQ SmallCap Market.

The shares covered by this Registration Statement are 785,000 shares granted or to be granted under the Individual Plans described herein.

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, as filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                      (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                      (ii) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

                      (iii) the Company's Current Reports on Form 8-K filed April 23, 1998 (and amended on Form 8-K/A filed June 4, 1998), July 30, 1998 and February 11, 1999; and

                      (iv) the description of the Common Stock which is contained in a Registration Statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

               All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Company is a Delaware corporation and reference is made to the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL provides, in part, that a company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The DGCL further provides that a corporation may indemnify such officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where such officer or director is successful on the merits in the defense of any action referred to above, the corporation must indemnify such officer or director against expenses actually and reasonably incurred. Article XI of the Company's By-laws parallels Section 145 of the DGCL and provides for indemnification of officers and directors in similar circumstances.

               Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Fifth of the Company's Certificate of Incorporation parallels this language and provides that to the fullest extent permitted by the DGCL, no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary as a director.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.


ITEM 8.  EXHIBITS.

               The following is a list of exhibits filed as part of this registration statement.


Exhibit Number                Exhibit
--------------                -------
 5.1                          Opinion of Gallagher, Briody & Butler

23.1                          Consent of BDO Seidman, LLP

23.2                          Consent of KPMG LLP

23.3 Consent of Gallagher, Briody & Butler (included as part of Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page)

ITEM 9.  UNDERTAKINGS.

               (a)    The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)    To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      PROVIDED, HOWEVER, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by referenced in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to the participants in the Individual Plans who do not otherwise receive such material as shareholders of the Company, at the time such material is sent to shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

               (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, California, on this 11th day of March 1999.

                              MicroTel International Inc.

                              By: /s/ Carmine T. Oliva
                                 ----------------------------------------
                                 Carmine T. Oliva
                                 President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

       Each person, in so signing, also makes, constitutes and appoints Carmine
T. Oliva, Chairman and Chief Executive Officer, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Signature                       Capacity                         Date
---------                       --------                         ----


/s/ Carmine T. Oliva            President                       March 11, 1999
------------------------------  and Chief Executive
Carmine T. Oliva                Officer and Director
                                (Principal Executive Officer)

/s/ David A. Barrett            Director                        March 11, 1999
------------------------------
David A. Barrett



/s/ Laurence P. Finnegan, Jr.   Director                        March 11, 1999
------------------------------
Laurence P. Finnegan, Jr.



/s/ Robert B. Runyon            Director                        March 11, 1999
------------------------------
Robert B. Runyon



/s/ James P. Butler             Chief Financial Officer         March 11, 1999
------------------------------  (Principal Accounting and
James P. Butler                 Financial Officer)

                                  INDEX TO EXHIBITS

Exhibit
Number                                   Exhibit
------                                   -------


 5.1  -                   Opinion of Gallagher, Briody & Butler


23.1  -                   Consent of BDO Seidman, LLP


23.2  -                   Consent of KPMG LLP


23.3  -                   Consent of Gallagher, Briody & Butler
                          (included as part of Exhibit 5.1)


24.1  -                   Power of Attorney (included as part
                          of the signature page)